EXHIBIT 99.2
IndyMac Bancorp, Inc. Second Quarter Review

Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of Indymac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

Outline Capital Liquidity and funding sources, and loan sale distribution Production volume and credit quality On and off balance sheet credit risk and reserves Q2 07 overall results 2H 07 outlook

Our Strong Capital Position Prudently Supports Our Balance Sheet And Provides Operating Flexibility $500 million in perpetual preferred securities issued during the quarter provides capital "cushion" for current tough environment Earnings negatively impacted by approximately $0.09 per share quarterly by this capital being undeployed however we feel this is prudent given current market conditions Enhances ability to retain assets during temporary periods of secondary market disruption *The Holding Company has $100 million of cash in excess of its liquidity policy requirements (total cash at holding company is $212 million) which it could immediately contribute to the Bank. Such contribution would result in above ratios adjusted to 8.39% and 12.61% for core and risk-based, respectively ** Total consolidated Bancorp assets include $371 million held at the holding company

Indymac Does Not Invest In Any CDOs; Only 1% Of Our Assets Are Non-investment Grade And Residual Securities With A Leverage Ratio Of Less Than 0.5:1 * Consists of AAA-rated mortgage-backed securities held at the holding company. *

Liquidity And Funding Sources, And Loan Sale Distribution

Our Thrift Structure Provides Stable, Diversified Funding Sources And Strong Liquidity Levels ... Further Supporting Our Balance Sheet Indymac has $3.5 billion total Operating Liquidity* At June 30, 2007 *Operating liquidity is the total certified borrowing availability from committed lenders less the actual amount borrowed plus cash on hand. In addition, we have received no "Margin Calls" or "Non Renewal" notices on any financing facility.

Continued Ability To Access Capital Markets Despite Challenging Market Conditions Is Further Evidence Of Strength In addition to raising $500 million perpetual preferred during Q2 07, Indymac: Added a new Committed Reverse Repurchase facility for $750 million; Extended and upsized* $2.5 billion Asset Backed Commercial Paper Facility (3 year term); Renewed 2 existing Committed Reverse Repurchase facilities totaling $1.25 billion; Renewed $100 million Unsecured Revolving Credit facility Other Key Points Investment Grade rated by all 4 Rating Agencies, however, our existing financing facilities do not incorporate default covenants that: Relate to Corporate Ratings Relate to earnings / profitability with the exception of 2 Committed Reverse Repurchase agreements. These two facilities had outstanding balances of only $595 million funding Loans Held For Sale as of the end of Q2...which could have been funded easily by other facilities * Upsizing to $4 billion completed in July 2007

We Sold 90% Of Loans Produced In Q2 07, Above Our Historical Average, Despite Difficult Secondary Market Conditions In Q2 07, we sold 94% of our first lien prime and subprime loan production We did not sell HELOCs and seconds in Q2 07 due to lack of liquidity in secondary market, which accounted for an additional 4% of total mortgage loan production There was no lot loan securitization in Q2 07, which accounted for 1% of total mortgage loan production

The Thrift, Combined With Access To GSEs And Private-Label Secondary Market, Reduces Liquidity And Operating Risk ... Agency Loan Sales Are Back To Highest Percent Since 2003 2003 2004 2005 2006 Q1 07 Q2 07 Agency Sales 0.5 0.24 0.17 0.19 0.31 0.4 Private-Label Securitizations 0.21 0.47 0.57 0.38 0.3 0.46 Whole Loan Sales 0.13 0.2 0.21 0.39 0.37 0.13 Transfers to Investment Portfolio 0.16 0.09 0.05 0.04 0.02 0.01 Transfers to Thrift Whole Loan Sales Private-Label Securitizations Agency Eligible Sales

As A Thrift We Provide Liquidity On Loan Sales Through The Retention Of Securities Total Non-Investment Grade and Residual Securities Percent of Tier 1 Capital 14% 16% 18% ($ in millions)

Mortgage-Backed Securities Retained In Q2 07 Are Primarily On Prime Collateral ... All Valued With Fair Valuation Assumptions

Production Volume and Credit Quality

($ in millions) Production Indymac's Core Mortgage Production Businesses Continue to Exhibit Solid Performance Up 18% year over year Up 28% year over year Pipeline ($ in millions) MBR Margin MBR Margin w/o Prior Period Production Credit Costs

The S&P Lifetime Loss Level Of Our Q2 07 Production, A Proxy For Production Credit Quality, Decreased 26% During Q2 07, Due Mainly To Guideline Tightening Implemented Earlier In The Year Performance of our Investment property book is in line or better than our overall business

As We Work Through Our Pipeline, Credit Quality Of Production Continues To Improve, With June S&P Lifetime Loss Estimates At 0.58%

We Believe Credit Losses On Loans Held For Sale Will Come Down In The Second Half of 2007 As old production flows through our pipeline, production credit losses should begin to come down.

We Also Believe We Are Past The Worst Of EPD Repurchases Given That Repurchase Demands Declined 58% During Q2 07... Non-EPD Repurchases Will Likely Increase Repurchase Demands Q1 06 - Q2 07 ($ in millions) Repurchase Volume Secondary Market Reserve Rollforward $10.9MM = EPD Reserve $35.7MM = Non-EPD Reserve 12 bps of Q2 07 loans sold

MBR Margin Increased In Q2 07 Compared To Q1 07 Even With Higher Credit Costs ... Production Credit Costs Likely To Decline In 2H 07

Guideline Tightening Will Not Just Reduce Short-Term Production Credit Losses, It Will Improve Long-Term Credit Performance As Well, Through Improved Delinquency And Foreclosure Levels * Delinquencies on an MBA basis, excluding foreclosures Pro-forma Analysis excluding products which have been eliminated through guideline tightening 80/20 Piggybacks are 12% of the total serviced portfolio, but 35% of the foreclosures.

On And Off Balance Sheet Credit Risk And Reserves

We Have Prudently Increased Credit Reserves And Loss Assumptions As A Result Of Credit Deterioration...Total Credit "Reserves" Are $947 Million Or 38% Of Tier 1 Capital (38% of Tier 1 Capital)

On And Off Balance Sheet Credit Reserves Have Prudently Increased Other Rep & Warranty Secondary Market Reserve Credit Mark-to-Market On Loans Held For Sale EPD Secondary Market Reserve Allowance for Loan Losses (ALLL) on HFI Loans ($ in millions) ALLL = 9.6 quarters of charge-offs

All Of Our Credit Risk Derives From Our Servicing Portfolios, But As A Result Of Loan Sales And Securitizations, We Hold The Credit Risk On Only 22% Of The Serviced Portfolio Consumer Lending Balance $ 30+ DQ FCL REO Single Family Mortgage Lending $183,578 5.35% 1.15% 0.40% ($ in millions) Other Specialty Lending NPA % of Portfolio Assets Consumer Construction $2,329 1.54% Builder Construction $1,311 3.10% Other Commercial $262 0.18% Total Serviced $187,459 We hold the credit risk on 20% of our single-family servicing We hold the credit risk on 100% of our other specialty servicing

Our Single Family Lending Delinquency And Foreclosure Trends Are Below Industry Averages And Indymac's Prime/Alt-A Is Clearly Performing Better Than FHA And Subprime. In Addition, Our Alt-A Losses Are About 1/6 The Industry Rate And Industry Alt-A Losses Are 1/12 Industry Subprime Source: Mortgage Banker's Association: National Delinquency Survey Foreclosure % Trends for Indymac vs. Industry Peak foreclosure rate for past 20 years (Q2 02) Average foreclosure for past 20 years 30+ % Delinquency Trends for Indymac vs. Industry Source: First American Loan Performance Indymac Alt-A 30+ and 90+ DQ on a UPB basis were 5.22% and 1.65%, respectively, and lower compared to 5.55% and 2.06% for the industry on the same basis Source: (1) FNMA Monthly Summary Report; (2) MBA National Delinquency Survey; (3) McDash Analytics, Inc; (4) First American Loan Performance

We Hold Direct Credit Risk On $37 Billion Or 20% Of Total Single Family Loans Serviced In Our Whole Loans And In Non-investment Grade And Residual Securities

($ in Billions)

Single Family Mortgage Banking	UPB $	30+ DQ	FCL	REO
	$184	5.35%	1.15%	0.40%

Serviced For Others	UPB $	30+ DQ	FCL	REO
	$168	5.23%	1.08%	0.39%

Loans Held for Sale & Held for Investment	UPB $	30+ DQ	FCL	REO
	$16	6.47%	1.82%	0.53%

IMB: No Retained Securities	UPB $	30+ DQ	FCL
	$144	4.66%	0.94%

IMB: Retained Securities	UPB $	30+ DQ	FCL
	$24	8.59%	1.87%

Loans Held for Sale	UPB $	30+ DQ	FCL
	$11.5	6.47%	1.70%

Loans Held for Investment	UPB $	30+ DQ	FCL
	$4.7	6.49%	2.11%

Investment Grade Securities	UPB $	30+ DQ	FCL
	$11	6.11%	0.97%

Non-Investment Grade / Residual Securities	UPB $	30+ DQ	FCL
	$21	8.92%	1.86%

UPB on Investment Grade and Non-Investment Grade/Residual Securities total more than $24bn due to the fact we hold both investment grade and non-investment grade bonds on some of the same pools

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The Credit MTM Allowance For Our Loans Held For Sale Has Been Increasing In Line With The Weaker Credit Performance ... The Average Discount On Our HFS NPLs Is 20% * - 30+ DQ is calculated on an MBA basis, excluding foreclosures ** - Piggyback loan is defined as any loan with a CLTV greater than 95% 80/20 Product is 12% of the portfolio but 48% of LHFS foreclosures. (Avg. CLTV 82%, Avg. FICO 698)

SFR ALLL Continues To Assume A Significant Worsening Of The Credit Environment 80/20 Product is 14% of the portfolio but 38% of foreclosures. There is 74% excess in the booked SFR - ALLL to absorb future credit deterioration. (Avg. CLTV 73%, Avg. FICO 714) (MH & HI portfolios) ** ** Includes $5 million of second liens

Non-Performing Assets (NPAs) Are Increasing With Weaker Credit Environment And Lack Of Liquidity In The Secondary Markets For NPAs $515,693 divided by Total Assets of $31,658,934 = 1.63% Indymac sold $535 million of NPLs and scratch and dent loans in 2005-2006...in 1H 07 we sold only $22 million, as secondary market prices declined to levels well below orderly liquidation values

Fair Value of Non-investment Grade & Residual Securities Non-Investment Grade And Residual Securities Continue To Be Valued With Substantial Loss Assumptions Of $698 Million (Or 3.3% Lifetime Loss Rate) Embedded In Their Value Of $443 Million At 6/30/07 Non-Investment Grade & Residual Securities Embedded Credit Losses ($ in millions) UPB of Collateral Backing Non-investment Grade & Residual Securities Embedded in the $443MM Fair Value of Residual and Non-Investment grade securities was a negative credit valuation adjustment of $26.4MM due to weaker than expected credit performance primarily in closed-end seconds and subprime.

Non-Investment Grade Securities Increased 66% Primarily Due To Investments In Q2 07 Prime/Alt-A Securitizations

However, Indymac's Relatively Low Level Of Subprime Production, Combined With Credit Related Valuation Adjustments, Led To A Decline In Residuals From Q1 07

Q2 07 Overall Results

GAAP ROE Of 8.6% Solid Given Environment, Detailed Analysis Provides Evidence That Normalized Returns Should Be Substantially Higher


10%
-2.8%
1.4%
8.6%
-1.5%
-1.2%
0.7%
2.2%
5.0%
13.8%
1.3%
15.1%
Q2 07 Forecasted ROE
Office Building Sale Delayed
Better Results Than Expected
Q2 07 Reported ROE
Exceptional MSR & Retention Performance
Pension Curtailment Gain
Abnormally High Loan Loss Provision
Non-Investment Grade & Residual Securities Write-Downs**
Prior Period Production Credit Costs
Q2 07 Normalized ROE Before Start-Up Businesses Losing Money
Start-Up Businesses Losing Money*
Q2 07 Normalized ROE

Note: The expected decline in earnings due to Alt-A spread widening that occurred in March did not materialize as the market temporarily stabilized in the second quarter such that there was no negative impact to margins and earnings in Q2 07 related to the March spread widening.

*Detail in Appendix
**This adjustment includes the impact of $26.5 million in credit related valuation write-downs offset by $7.7 million in write-ups related to prepayments. If only the credit charges were used this adjustment would be 3.1% and the Q2 07 normalized ROE would be 16.0%

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 33

All Segments Remain Solidly Profitable ... Mortgage Servicing And Retention Performed Well; Thrift ROEs Below Acceptable Levels Due To Production Credit Quality Issues Included within the mortgage production division: Wholesale's earnings of $23.5 million were down 51% from a year ago, but rebounded by 81% from Q1 07 Financial Freedom's earnings increased 69% year over year, and while its Q2 07 earnings of $18.8 million exceeded our expectations, it was still a decline of 33% from Q1 07 Conduit experienced a loss of $2.2 million in Q2 07, down from earnings of $18.1 million a year ago and $0.8 million in Q1 07; without the impact from prior period abnormal credit costs, Q2 07 earnings would have been $7.9 million, with an ROE of 12%

Mortgage Production Profits Have Declined Significantly From Q2 06 Peak Levels... The 2007 Results Were Low Due To Unusually High Prior Period Production Credit Costs On Products We No Longer Originate The negative impact of these losses should abate quickly as the last pieces of the related production makes its way through our pipeline Widening spreads in the temporarily disrupted secondary market are also depressing our production division returns

Q2 06 Q2 07 0.091 0.171 Stable And Growing Servicing Earnings Help Offset The Volatility Of Mortgage Production Divisions' Earnings Q2 06 Q2 07 MSR 17.241 22.369 Customer Retention 2.371 9.303 Q2 06 Q2 07 MSR 0.29 0.29 Customer Retention 0.68 0.98 Earnings ($ in millions) ROE +63% +19% MSR Customer Retention $19.6 $31.7 31% 37% Retention (%) +89% Q2 06 Q2 07 109989 167710 UPB ($ in millions) Loans Serviced For Others +52% Customer Retention Earnings and ROE - Q2 07 vs. Q2 06 2002 2003 2004 2005 2006 YTD 07 Net Profitability -86.23 -37.36 -20.16 1.78 21.72 35.34 Ancillary Income Less Costs - Servicing Portfolio $109,989 $167,710 *Cap Rates are the MSR fair value/unpaid principal balance of loans serviced $ per Loan Annualized

While Total Mortgage Banking Profits Stabilized During The Quarter, Thrift Results Were Poor Due To Unusually High Credit Costs * The "normalized" ROE is still unacceptable, as a result we temporarily reduced SFR mortgage loans held for investment 28% from $6.5 billion at 12/31/06 to $4.7 billion at 6/30/07. Wider mortgage spreads and other strategies should enhance future returns.

Consumer And Homebuilder Construction Portfolios Continue To Provide Strong Returns Despite Tough Market For New Home Construction NPLs and charge-offs have increased, but profitability remains solid as reflected in strong ROEs

2.11% 2.29% 0.74% 0.64% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Q1 07 Q2 07 GAAP & Economic Thrift Net Interest Margin Improving GAAP NIM Of 2.29% In Q2 07 Solid; Economic Thrift NIM Of 3.03% Even Stronger Currently, Indymac has approximately $2.0 billion off-balance sheet custodial accounts deposited with another financial institution since our short term ratings don't meet the requisite rating from certain rating agencies The reported NIM is understated relative to the economic NIM since the custodial accounts' earnings are recorded per GAAP as fee income vs. interest income ... amounts totaled $28 million or 74 bps and $25 million or 64 bps in Q2 07 and Q1 07, respectively If we are able to move these custodial balances to Indymac Bank, these funds will pay off higher cost debt and further improve the NIM by approximately 6 basis points 2.75% 3.03%

Decline In Non-revenue Generating Employees Due To Hiring Freeze, Combined With Other Cost-saving Initiatives, Are Prudent Steps In Current Environment Total expenses excluding one-time pension curtailment were up 8% quarter over quarter, driven mainly by a $13 million expense increase in two of our new business activities, the Retail Lending and Commercial Mortgage divisions, with the bulk of the increase coming from the acquisition of the retail lending platform of New York Mortgage Corporation, which division is expected to be close to break-even in the third quarter Pension curtailment provided a one time pre-tax gain of $10.3 million in Q2 07, and annual savings of $6 million thereafter The deferral of operating expenses per FAS 91 was lower in Q2 07 due to the 15% decline in production unit volume. This resulted in an increase of $8 million in net operating expenses and is an indication of excess capacity. 400 staff positions were eliminated in July 2007 which will reduce future expenses by $30 million annually Sales/leaseback of Pasadena office building (closed in Q3 07) resulted in a one time gain of $24 million, and will provide savings of $3.6 million annually for 10 years As a result of our hiring freeze, non-revenue generating FTEs were down an annualized 12% from Q1 07 to Q2 07, resulting in a reduction in our corporate overhead expenses from $29 million in Q1 07 to $24 million in Q2 07

2H 07 Outlook

What Do We Foresee In 2nd Half Of 2007? Temporarily poor secondary market liquidity, volatility and wider spreads, negatively impacting mortgage production earnings and placing pressure on our production and balance sheet Continued rising delinquencies and foreclosures lead to rising NPA's and further credit risk on balance sheet assets (loan loss reserves and valuation of securities). Housing recovery further out in the future ... ??? Credit tightening should lower repurchases and production credit costs Wider mortgage spreads mean higher mortgage rates and slower prepay speeds. Servicing asset should continue to perform well Improved investment opportunities in mortgage-backed bonds given better collateral, more rating agency support and wider spreads Fewer competitors remaining Our Servicing, Thrift and Financial Freedom earnings combined with strong capital and liquidity provide solid support for maintaining the dividend Likely Negatives Likely Positives

Our Thrift Structure And Other Stable Businesses Provide An "Earnings Safety-Net" For Cyclical Production Earnings Volatile Mortgage And Secondary Market Make This ???

Housing Cycle Or Credit Cycle? ... Recovery Time Is Different Housing Cycle Boom now bust Created borrower, lender, secondary market and investor issues No one recovers until housing recovers Housing Boom Unprecedented liquidity in capital markets Excess home lending capacity from 2003 refinance boom Protracted housing boom caused consumers (including speculators), lenders, rating agencies, and investors in securities to become too aggressive Housing slowdown created classic credit cycle bust Lenders, rating agencies, and investors have tightened credit significantly and taken major hits for aggressive production (some of the most aggressive have gone out of business...more will) 1) Mortgage collateral credit quality is much improved, 2) rating agencies are requiring more credit support for each level of bond, 3) investors are demanding much wider spreads, 4) few lending competitors will remain, and 5) mortgage lenders and investors should recover before housing recovers (unless the credit cycle excess creates a deep housing bust) Credit Cycle Strong economy and pent up housing demand "There is a lot of finger pointing going on about who is responsible for the mortgage mess. But the bottom line is when investor demand for bonds backed by risky loans dries up, the loans almost immediately stop being made, whether those are home loans, commercial mortgage loans, or junk bonds for private equity buyouts. While everyone bears some responsibility, especially lenders, investors are the control point in the chain." Michael W. Perry, CEO of Indymac Bancorp, Inc.

What Is Indymac Focused On To Preserve And Build Shareholder Value? 1. Safety and soundness first and foremost Maintaining strong capital Maximizing liquidity and maintaining diversified and stable funding and loan sales distribution channels Continuing to improve and aggressively monitor our production credit quality Prudent asset quality, valuations and reserves 2. Continue to right-size costs to current production realities and become "The" low cost originator and servicer via process improvement and automation 3. Maintaining stable servicing and thrift earnings and preserving and prudently building our mortgage production franchise so when housing and mortgage markets recover earnings rise rapidly

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 7/26/2007 5.375 23.44 10.56 45.16 23.83 MBR 0.87 0.91 1.56 1.6 1.77 1.68 1.88 2.32 -51% +46% Indymac Has Delivered Strong Shareholders Returns With The Exception Of Relatively Brief Mortgage/Capital Markets "Bust" Periods Stock price Total Return to Shareholders (annualized) Total period return (1993 - 7/30/07): 16% annualized 1994 1995 1996 1999 2000 2001 2002 2003 2004 2005 7/30/07 1993 1997 1998 2006 1993 - 1997 1993 - 1998 1999 - 2000 1999 - 7/30/07 1993 - 7/30/07 Boom Boom/Bust Boom Boom/Bust 2 Booms/2 Busts (since inception) 46% 22% 78% 13% 16% Indymac 19% 22% 5% 4% 11% S&P 500 21% 22% 10% 7% 13% Dow -52% +24% $5.38 $23.44 $10.56 $45.16 $21.69 Q2 2007 Price/Book: 0.78* Net Income: $45M ROE: 8.6% Q4 1998 Price/Book: 1.0 Net Loss: ($74M) ROE: (36%) Once the current "bust" period is behind us, IMBs return to shareholders should again exceed the broader market averages * As of 7/30/07

NYSE: IMB

Appendix

Start-Up Businesses That Are Currently Losing Money